BY - LAWS OF

                              CLEAR AIR, INC.

                             TABLE OF CONTENTS
                             -----------------

                                                                       PAGE
                                                                       ----
                                 ARTICLE I
                                 ---------

OFFICES
-------

     Section 1.01        Corporate Offices                                1
     Section 1.02        Address of Principal Office                      1

                                 ARTICLE II
                                 ----------

SHAREHOLDERS
------------

     Section 2.01        Annual Meetings                                  1
     Section 2.02        Special Meetings                                 1
     Section 2.03        Place of Meeting                                 2
     Section 2.04        Notice of Shareholders Meetings                  2
     Section 2.05        Closing of Transfer Books                        3
     Section 2.06        Voting Lists                                     3
     Section 2.07        Quorum                                           4
     Section 2.08        Manner of Voting                                 4
     Section 2.09        Proxies                                          4
     Section 2.10        Voting of Shares by Corporation                  5
     Section 2.11        Informal Action by Shareholders                  5

                                ARTICLE III
                                -----------

BOARD OF DIRECTORS
------------------

     Section 3.01        General Powers                                   5
     Section 3.02        Number, Tenure and Qualification                 5
     Section 3.03        Regular Meetings                                 6
     Section 3.04        Special Meetings                                 6
     Section 3.05        Notice of Directors Meetings                     6
     Section 3.06        Quorum and Manner of Acting                      6
     Section 3.07        Vacancies and Newly Created Directorships        6
     Section 3.08        Compensation                                     7
     Section 3.09        Resignation                                      7


                                 ARTICLE IV
                                 ----------
                                                                       PAGE
                                                                       ----
OFFICERS
--------
     Section 4.01        Number                                           7
     Section 4.02        Election and Qualifications                      7
     Section 4.03        Subordinate Officers, etc.                       8
     Section 4.04        Resignations                                     8
     Section 4.05        Removal                                          8
     Section 4.06        Vacancies and Newly Created Offices              8
     Section 4.07        The Chairman of the Board                        9
     Section 4.08        The President                                    9
     Section 4.09        The Vice-President                              10
     Section 4.10        The Secretary-Treasurer                         10
     Section 4.11        General Manager                                 12
     Section 4.12        Salaries                                        12
     Section 4.13        Surety Bond                                     13

                                 ARTICLE V
                                 ----------

EXECUTIVE COMMITTEE AND OTHER COMMITTEES
----------------------------------------

     Section 5.01        How Constituted                                 13
     Section 5.02        Powers                                          13
     Section 5.03        Proceedings                                     14
     Section 5.04        Quorum and Manner of Acting                     14
     Section 5.05        Resignations                                    14
     Section 5.06        Removal                                         14
     Section 5.07        Vacancies                                       14
     Section 5.08        Compensation                                    15

                                 ARTICLE VI
                                 ----------

EXECUTION OF INSTRUMENTS, BORROWING OF
MONEY AND DEPOSIT OF CORPORATE FUNDS
--------------------------------------

     Section 6.01        Execution of Instruments                        15
     Section 6.02        Loans                                           15
     Section 6.03        Deposits                                        15
     Section 6.04        Checks, Drafts, etc.                            15
     Section 6.05        Bonds and Debentures                            16
     Section 6.06        Sale, Transfer, etc. of Securities              16
     Section 6.07        Proxies                                         17


                                ARTICLE VII
                                -----------
                                                                       PAGE
                                                                       ----
CAPITAL STOCK
-------------

     Section 7.01        Certificate of Stock                            17
     Section 7.02        Transfer of Stock                               18
     Section 7.03        Regulations                                     18
     Section 7.04        Maintenance of Stock Book at Principal
                         Place of Business                               18
     Section 7.05        Transfer Agent and Registrars                   19
     Section 7.06        Closing of Transfer Books and Fixing of
                         Record Date                                     19
     Section 7.07        Lost or Destroyed Certificates                  19


                                ARTICLE VIII
                                ------------

FISCAL YEAR
-----------                                                              19

                                 ARTICLE IX
                                -----------

DIVIDENDS                                                                20
---------

                                 ARTICLE X
                                 ---------

AMENDMENTS                                                               20
----------

                                 ARTICLE XI
                                 ----------


SHAREHOLDERS' TRANSFER OF SHARES                                         20
--------------------------------

                                ARTICLE XII
                                -----------

DEADLOCK                                                                 21
--------

                                ARTICLE XIII
                               -------------

GENERAL BY-LAWS
---------------

     Section 13.1        Meetings on Legal Holidays                      21
     Section 13.2        Manner of Giving Notice                         21
     Section 13.3        Attendance Constitutes Waiver of Notice         22
     Section 13.4        General Waiver of Notice                        22
     Section 13.5        Preemptive Rights                               22

                                BY - LAWS OF

                              CLEAR AIR, INC.

ARTICLE I.   OFFICES.


     Section 1.01.  Corporate Offices.  The corporation may maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate.


     Section 1.02.  Address of Principal Office.  The address of the principal office os the corporation may be changed by the Board of

Directors.


ARTICLE II.  SHAREHOLDERS.


     Section 2.01.  Annual Meetings.  The annual meeting of the shareholders shall be held on the first Monday in December of each year at

6:00P.M., beginning with the calendar year following the filing of the

Articles of Incorporation for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the election of Directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the

Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2.02.  Special Meetings.  Subject to the notice requirements of Section2.04, special meetings of the shareholders may be called at any time either by the Chairman of the Board, or by the President, or by the

Board of Directors, or in their absence or disability, by any Vice-

President. Upon the written request of the holders of not less than one-

tenth of all shares entitled to vote at the meeting, a special meeting shall forthwith be called by one of the foregoing officers, or by the Board of Directors, as the case may be.  Such written request shall state the purpose of the meeting and shall be delivered to the appropriate officer or to the Board of Directors, as the case may be, in accordance with the general procedure set forth in Section 11.2. If the appropriate officer, of the Board of Directors, as the case may be, shall fail to call such meeting within 10 days after delivery of such request, the meeting may be called by the shareholders who originally requested the meeting.  For these purposes a meeting is called when the Secretary gives the notice required by Section 2.04.  Only the business mentioned in the notice of a special meeting of shareholders shall be conducted at such special meeting.


     Section 2.03.  Place of Meeting.  The Board of Directors may designate any place, within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of

Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of

Utah, as the place for the holding of such meeting.  If no designation is made, either by the Board of Directors or by the shareholders, the place of meeting shall be the registered office of the corporation in the State of

Utah.


     Section 2.04.  Notice of Shareholders Meetings.  The Secretary shall cause notice of the time, place and purposes of both annual and special meetings of the shareholders to be given pursuant to Section 11.2 not less than 10 nor more than 50 days prior to the meeting to each shareholder of record entitled to vote at such meeting.  If a special meeting is called by shareholders as set forth in Section 2.02, such shareholders shall give notice as provided in the next preceding sentence and shall be reimbursed for reasonable expenses incurred thereby.


     Section 2.05.  Closing of Transfer Books.  For the purpose of determining (a) shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or (b) shareholders entitled to receive payment of any dividend, or (c) in order to make a determination of shareholders for any other proper purpose, the Board of

Directors of the corporation may provide that the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.


     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


     Section 2.06.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least

10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof,

arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to the meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection of any shareholders during the whole time of the meeting.  The original stock transfer books shall be prima-

facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


     Section 2.07.  Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders.  If less than a majority of such shares are represented at a meeting, at majority of the shares so represented may adjourn the meeting from time to time without further notice.  At a meeting resumed after any such adjournment at wich a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.08.  Manner of Voting.  If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or by the provisions of theses

By-laws.  At each election for Directors, there shall be no cumulative voting.


     Section 2.09.  Proxies.  At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney thereunto duly authorized in writing.  Such proxy may state the period for which it shall be valid and if it does not otherwise provide, the proxy shall be valid for eleven (11) months after its execution.  Such instrument authorizing a proxy to act shall be delivered to the Secretary of the corporation or to such other officer or person who may, in the absence of the Secretary, be acting as Secretary of the meeting.  In the event that any such instrument shall designate two or more persons to act as proxies,

a majority of such persons present at the meeting, or, if only one be present, that one shall have (unless the instrument shall otherwise provide) all of the powers conferred by the instrument upon all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares shall be entitled to vote the shares so transferred.


     Section 2.10.  Voting of Shares by Corporation.  Treasury shares of the Corporation shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


     Section 2.11.  Informal Action by Shareholders.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a formal meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


ARTICLE III.  BOARD OF DIRECTORS.


     Section 3.01.  General Powers.  The property, affairs and business of the corporation shall be managed by the Board of Directors.  The Board of

Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, or by the Articles of Incorporation, or by these By-laws, vested solely in the stockholders of the corporation.


     Section 3.02.  Number, Tenure, and Qualifications.  The number of

Directors of the corporation may be fixed and varied by amending these By-

laws.  Each Director shall have been elected and qualify. Directors need not be residents of the State of Utah or shareholders of the corporation.


     Section 3.03.  Regular Meetings.  Without other notice than by this by-law, a regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide by resolution the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.


     Section 3.04.  Special Meetings.  Subject to the notice requirements of Section 3.05, special meetings of the Board of Directors may be called by, or at the request of, the President, any Vice-President or any two

Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the

State of Utah, as the place for holding any such special meetings.


     Section 3.05.  Notice of Directors Meetings.  The Secretary shall cause notice of the time and place of each special meeting of the Directors to be given to each Director pursuant to Section 13.2 not less than 5 days prior to such meetings.


     Section 3.06.  Quorum and Manner of Acting.  A majority of the

Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  The act of a majority of the


Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


     Section 3.07.  Vacancies and Newly Created Directorships.  If any

vacancy shall occur in the Board of Directors by reason of death,

resignation or otherwise, or if the authorized number of Directors shall be increased, such vacancy or newly created directorship shall be filled by the Directors then in office, though less than a quorum.  Any directorship to be filled by reason of the removal of one or more Directors by the shareholders, pursuant to Section 16-10-37 (UCA Ann.), may be filled by election by the shareholders at the meeting at which the Director or

Directors are removed.


     Section 3.08.  Compensation.  By resolution of the Board of Directors,

a Director may be paid his expenses, if any, of attendance at meetings of the Board of Directors and may be paid either a fixed sum for attendance at each such meeting or a stated salary as Director.  No such payment shall preclude a Director from serving the corporation in any other capacity and receiving compensation therefor.


     Section 3.09.  Resignation.  A Director may resign at any time by delivering a written resignation either to the President or a Vice-

President or the Secretary.  The resignation shall become effective on its acceptance by the Board of Directors, provided, however, that if the Board has not acted thereon within 10 days from the date of its delivery, the resignation shall, on the tenth day, be deemed accepted.


ARTICLE IV.  OFFICERS.


     Section 4.01.  Number.  The officers of the corporation shall consist of a President, one or more Vice-Presidents as shall be determined by the

Board of Directors, and a Secretary-Treasurer, each of whom shall be elected by the Board of Directors.


     Section 4.02.  Election and Qualification.  The officers of the corporation shall be elected by the Board of Directors annually at its meeting.  In the event of failure to elect officers at an annual meeting of the Board of Directors, officers may be elected at any regular or special meeting of the Board of Directors.  Any one person may hold two or more such offices except that the President shall not also be the Secretary.  No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office.  The President and the Chairman of the Board, if there is such a Chairman, shall be Directors of the corporation during the terms of their respective offices.  No other officer need be a Director.  No officer need be a shareholder of the corporation.


     Section 4.03.  Subordinate Officers, etc.  The Board of Directors form time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period,

have such authority and perform such duties as the Board of Directors from time to time may determine.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities and duties.


     Section 4.04.  Resignations.  Any officer may resign at any time by delivering a written resignation either to the President, or to a Vice-

President, or to the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.


     Section 4.05.  Removal.  Any officer may be removed by the Board of

Directors whenever in its best judgement the best interests of the corporation will be served thereby.  For these purposes a two-thirds majority of the Board (exclusive of the officer in question if he is also a

Director) shall be necessary to form a quorum, but the action may be taken at any special meeting of the Board of Directors called for that purpose or at any regular meeting.  Any agent (not an officer) appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

     Section 4.06.  Vacancies and Newly Created Offices.  If any vacancy shall occur in any office by reason of death, resignation, removal,

disqualification or any other cause, or if a new office shall be created,

such vacancy or newly created office may be filled by the Board of

Directors at any regular or special meeting.

     Section 4.07.  The Chairman of the Board.  The Chairman of the Board,

if such officer is elected, shall have the following powers and duties:

          a.  He shall be the senior officer of the

corporation and shall perform such duties, in addition to those specified below in this Section 4.07, as may be assigned to him by the Board of

Directors.

          b.  He shall preside at all stockholders meetings.

          c.  He shall preside at all meetings of the Board of Directors.

          d.  He shall be a member of the Executive Committee, if one is appointed.

     Section 4.08.  The President.  The President shall have the following powers and duties:

          a.  He shall be the chief executive officer of the

corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and general supervision over the officers, employees and agents.

          b.  If no Chairman of the Board has been elected,

or if such officer is absent or disabled, he shall preside at meetings of the stockholders and Board of Directors.

          c.  He shall be a member of the Executive

Committee, if one is appointed.

          d.  He shall be empowered to sign certificates

representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

          e.  He shall have all powers and perform all

duties incident to the office of a President of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 4.09.  The Vice-President.  The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the

Board of Directors shall, in the absence or disability of the President,

perform the duties and exercise the powers of the President.  Each Vice-

President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or by the President.  The Board of Directors may appoint an Executive Vice-

President from time to time, and such Executive Vice-President shall be first in succession to the duties and powers of the President in the event of his absence or disability.

     Section 4.10.  The Secretary-Treasurer.  The Secretary-Treasurer shall have the following powers and duties:

          a.  He shall keep or cause to be kept a record of

all of the proceedings of the meeting of the stock holders and of the Board of Directors in books provided for that purpose.

          b.  He shall cause all notices to be duly given in

accordance with the provisions of these By-laws and as required by statute.

          c. He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal, or a facsimile thereof, to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all other instruments, the execution of which, on behalf of the corporation under its seal, shall have been duly authorized, and when so affixed he may attest the same.

          d.  He shall see that the books, reports,

statements, certificates and other documents and records required by statute are properly kept and filed.

          e.  He shall have charge of the stock books of the

corporation and shall cause the stock an transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder of record.  Upon application he shall exhibit the original or duplicate stock register to any Director at any reasonable time.  He shall cause the stock book referred to in Section 7.04 to be kept and exhibited at the Utah office of the corporation in the manner and for the purpose provided in such Section.

          f.  He shall be empowered to sign certificates

representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.

          g.  He shall perform in general all duties

incident to the office of Secretary-Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors of by the

President.

          h.  He shall have charge and supervision over and

shall be responsible for the monies, securities, receipts and disbursements of the corporation.

          i.  He shall cause the monies and other valuable

effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 6.03 hereof.

          j.  He shall cause the monies of the corporation

to be disbursed by checks or drafts (signed as provided in Section 6.04 hereof) upon the authorized depositories of the corporation, and cause to be taken and preserved proper vouchers for all monies disbursed.

          k.  He shall render to the Board of Directors or

the President whenever requested a statement of the financial condition of the corporation and of all his transactions as Treasurer, and shall render a full financial report at the annual meeting of the shareholders, if called upon to do so.

          l.  He shall cause to be kept correct books of

account of all the business and transactions of the corporation and shall exhibit such books to any Director upon request at any reasonable time.

          m.  He shall be empowered from time to time to

require from any officer or agent of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

          n.  He shall perform in general all duties

incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

     Section 4.11.  General Manager.  The Board of Directors may employ and appoint a General Manager who may or may not be one of the officers or

Directors of the corporation.  The General Manager shall have such powers and duties as shall be delegated to him by the Board of Directors from time to time.

     Section 4.12.  Salaries.  The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officer or agent appointed in accordance with the provisions of Section 4.03.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a

Director of the corporation.

     Section 4.13.  Surety Bond.  In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such sureties as the Board of

Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the corporation which may come into his hands.

ARTICLE V.  EXECUTIVE COMMITTEE AND OTHER COMMITTEES.

     Section 5.01.  How Constituted.  The Board of Directors may designate an Executive Committee which shall consist of two or more Directors, one of whom shall be the Chairman of the Board, if there be such officer, one of whom shall be the President, and the other member or members of the

Executive Committee shall be appointed from the Board of Directors.

Thereafter, members of the Executive Committee shall be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the Executive

Committee.  Each member of the Executive Committee shall hold office until his successor shall have been designated or until his resignation or removal in the manner provided in these By-laws.

     Section 5.02.  Powers.  During the intervals between meetings of the

Board of Directors, the Executive Committee shall have any may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for the power (a) to fill vacancies in the Board of Directors, (b) to amend these By-laws, and (c) except for such powers as by law may not be delegated by the Board of Directors to an

Executive Committee.

     Section 5.03.  Proceedings.  The Executive Committee may fix its own

presiding and recording officer or officers, and may meet at such place or places, at such time or times and upon such notice (or without notice) as it shall determine from time to time.  It shall keep a record of its proceedings and shall report such proceedings to the Board of Direcotrs at the meeting of the Board of Directors next following.


     Section 5.04.  Quorum and Manner of Acting.  A majority of the

Directors comprising the Executive Committee shall constitute a quorum for the transaction of business at any of its meetings.  If less than a quorum is present, a majority of the Directors present may adjourn the meeting from time to time without further notice.  The act of majority of the

Directors present at which a quorum is present shall be the act of the

Executive Committee.


     Section 5.05.  Resignations.  Any member of the Executive Committee may resign at any time by delivering a written resignation either to the

President or to the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.


     Section 5.06.  Removal.  The Board of Directors may at any time remove any member of the Executive Committee either for or without cause.


     Section 5.07.  Vacancies.  If any vacancy shall occur in the Executive

Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall, until the filling of such vacancy,

constitute the then total membership of the Executive Committee and,

provided that two or more members are remaining, continue to act.  Such vacancy may be filled at any meeting of the Board of Directors.


     Section 5.08.  Compensation.  The Board of Directors may allow a fixed sum and expenses of attendance to any member of the Executive Committee who is not an active salaried employee of the corporation for attendance at each meeting of the Executive Committee.


ARTICLE VI.  EXECUTION OF INSTRUMENTS, BORROWING OF


           MONEY AND DEPOSIT OF CORPORATE FUNDS.


     Section 6.01.  Execution of Instruments.  The Board of Directors may

authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation.

Any such authorization may be general or confined to specific instances.


     Section 6.02.  Loans.  No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the

Board of Directors.  Any such authorization may be general or confined to specific instances.


     Section 6.03.  Deposits.  All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.


     Section 6.04.  Checks, Drafts, etc.  All notes, drafts, acceptances,

checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made is such manner as the Board of Directors may determine from time to time.


     Section 6.05.  Bonds and Debentures.  Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vide-President and by the Treasurer

or by the Secretary, and sealed with the seal of the corporation.  The seal may be facsimile, engraved or printed.  Where suc bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named therein may be facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature had been used thereon had not ceased to be such an officer.


     Section 6.06.  Sale, Transfer, etc. of Securities.  Sales, transfers,

endorsements and assignments of shares of stocks, bonds and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the President, or by any Vice-President,

together with the Treasurer or Secretary, or by any officer or agent thereunto authorized by the Board of Directors.


     Section 6.07.  Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by, or standing in the name of the corporation, shall be executed and delivered on behalf of the corporation by the President or any Vice-President and the Secretary of the corporation of by any officer or agent thereunto authorized by the Board of Directors.


ARTICLE VII.  CAPITAL STOCK.


     Section 7.01.  Certificate of Stock.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by the

President and the Secretary-Treasurer and sealed with the seal (which may be facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of shares owned by him in the corporation;


provided, however, that where such a certificate is signed by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such President or Secretary-Treasurer may be a facsimile.  In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificates, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer.  Certificates representing shares of stock of the corporation shall be in such form as provided in the statutes of the state of incorporation. There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares and the date of issuance thereof.

     Section 7.02.  Transfer of Stock.  Transfers of shares of the stock of the corporation shall be made on the books of the corporation upon order of the holder of record thereof, or of his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the

Secretary-Treasurer of the corporation or any of its transfer agents, and upon surrender to the Secretary-Treasurer or other authorized agent of the certificate or certificates properly endorsed or accompanied by proper instruments of transfer, representing such shares.  The corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and accordingly shall not be bound to recognize an legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

     Section 7.03.  Regulations.  Subject to the provisions of the Aricte

VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption and registration of certificates for shares of stock of the corporation.


     Section 7.04.  Maintenance of Stock Book at Principal Place of


Business.  A stock book (or books where more than one kind, class or series of stock is outstanding) shall be kept at the principal place of business of the corporation in the State of Utah, containing the names,

alphabetically arranged, of original stockholders of the corporation, their address, their interest, the amount paid on their shares of stock, and all transfers thereof and the number and class of the shares held by each.

Such stock books shall at any reasonable time be subject to inspection by persons entitled by law to inspect the same.


     Section 7.05.  Transfer Agent and Registrars.  The Board of Directors

may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock,

and until registered by a registrar, if at such date the corporation had a registrar for such stock.


     Section 7.06.  Closing of Transfer Books and Fixing of Record Date.

The Board of Directors shall have power to close the transfer books and fix the record date as provided in Section 2.05.


     Section 7.07.  Lost or Destroyed Certificates.  The corporation may issue a new certificate to replace any certificate theretofore issued by it, alleged to have been lost or destroyed.  The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the corporation and its transfer agents and registrars, if any, against claims that may be made against it or any such transfer agents or registrars on account of the issuance of such new certificate.  A new certificate may be issued without requiring and bond, in the discretion of the Board of

Directors.


ARTICLE VIII.  FISCAL YEAR.


     The fiscal year of the corporation shall be fixed and may be varied by resolution of the Board of Directors.


ARTICLE IX.  DIVIDENDS.


     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.



ARTICLE X. AMENDMENTS.


     Any by-law of the corporation, whether adopted by the Board of

Directors or the shareholders, shall be subject to amendment, alteration or repeal, and new by-laws may be made, except that:


     a.  No by-laws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.


     b.  No amendment shall be made hereto which in any way affects the shareholders rights to cumulative voting for the election of Directors as set forth in Section 2.8, supra, unless approved and adopted by 100% of the shareholders.


     c.  No other amendments shall be made hereto unless 100% of the original sharheolders then holding shares shall so approve.


ARTICLE XI.  SHAREHOLDERS' TRANSFER OF SHARES.


     Any holder of the capital stock of this corporation shall have the right to transfer his shares according to his desires on the open market with complete freedom of transfer, except as such transfers may be restricted by the state of incorporation or by any state where shares are being transferred either by the state itself or by the Federal Government if such restriction is imposed.

     It is contemplated by the Directors of the corporation that the shares of stock of this corporation shall be freely traded on an over-the-counter market in the corporation's early years, and these Articles shall not be construed as to contain anything which will restrict such open trading for certificates of shares of this corporation.


ARTICLE XII.  DEADLOCK.


     In the event that the Board of Directors becomes deadlocked on some issue, the determination of which is necessary for the purposes of carrying on the business of the corporation in the best possible manner, and for the purpose of preventing an involuntary dissolution of the corporation, the shareholders, officers and Directors of the corporation hereby agree to abide by the following arrangements and solution.


     Each conflicting side shall select a third party to act on its behalf no later than ten days from the date any such deadlock shall occur.

Thereafter, but no later than five full business days from the date of their selection, the third parties shall select an additional individual to cast the tie breaking vote.  The tie breaking vote shall take place in no event later than 20 days from the date of deadlock.


     Any individual may be selected under the above plan, and it matters not what relationship he may have to any of the parties involved.


     All shareholders, officers and Directors hereby agree to be bound by the decision which results pursuant to the above plan.  In the event one side refuses to abide by the decision reached as a result of the aforementioned plan, the opposing side may recover damages, if any may be shown to have resulted therefrom, from the side refusing to so abide.

ARTICLE XIII. GENERAL BY-LAWS.

     Section 13.1.  Meetings on Legal Holidays.  If the day the annual meeting of the shareholders or the day of any regular meeting of the Board of Directors is a legal holiday, such meeting shall be held on the next following business day.


     Section 13.2.  Manner of Giving Notice.  Whenever, under the provisions of applicable law or of these By-laws, notice is required or permitted to be given to a shareholder, or a Director, or an officer, such notice may be given (a) by personal delivery, or (b) by mail, or (c) by telegram.  A notice by mail shall be deemed to be delivered when the notice is deposited in the United States mail, properly addressed, with postage thereon prepaid.


     A notice given by telegram shall be deemed to be delivered when the telegram, properly addressed, is delivered to the telegraph company for prepaid transmission.


     The proper address for a shareholder shall be that appearing on the records of the corporation.  The proper address for a Director shall be either his customary business address or the address or the corporate address.  The proper address for an officer shall be the corporate address.


     Section 13.3.  Attendance Constitutes Waiver of Notice.  Attendance by

a shareholder at a shareholders meeting, or attendance by a Director at a

Directors meeting, shall constitute a waiver of notice of such meeting,

except where such shareholder or such Director, as the case may be, attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.


     Section 13.4.  General Waiver of Notice.  Any shareholder with respect to a meeting of shareholders, or any Director with respect to a meeting of the Board of Directors, may waive notice of such meeting by signing a written notice of waiver with respect thereto and such signed waiver shall be deemed equivalent to the giving of notice.
     Section 13.5.  Preemptive Rights.  There shall be no preemptive rights regarding the shares of this corporation.


     The foregoing initial By-laws of the corporation were adopted by the

Board of Directors on the 6th day of May, 1970.




                                     /s/ Ralph W. Taylor

                                     /s/ Wilbur W. Hish

                                     /s/ Grant L. Anderson

                                     /s/ William J. Brennan

                                     /s/ John S. Bonnett


                       AMENDMENT TO CORPORATE BY-LAWS


     The following Article X, By-Laws Clear Air, Incorporated adopted May6,

1970 by unanimous vote of the directors of the corporation is hereby amended to read as follows:


     ARTICLE X.  AMENDMENTS.


          Any by-law of the corporation, whether adopted by the Board of

Directors or adopted by the shareholders, shall be subject to amendment,

alteration or repeal, and new by-laws may be made, by a majority vote of the Board of Directors of the corporation or by a majority vote of the shareholders voting in a shareholders' meeting or appearing by proxy at said meeting except that:


          a.  No by-law adopted by the shareholders shall be altered or repealed except that said by-law is first submitted for vote to the shareholders who will then be given an opportunity to vote on the repeal of said by-law or its alteration.


          b.  No amendment shall be made hereto which in any way affects the shareholder's rights of voting as is explained in Section 2.08 - Manner of Voting.


     The foregoing amendment to Article X, By-Laws of Clear Air,

Incorporated was adopted by the Board of Directors on the 10th day of

January 1972.



                                   /s/ Ralph W. Taylor


                                   /s/ Wilbur W. Hish


                                   /s/ Grant L. Anderson


                                   /s/ William J. Brennan


                                   /s/ John S. Bonnett

                   SECOND AMENDMENT TO CORPORATE BY-LAWS

                                     OF

                              CLEAR AIR, INC.
                                Adopted 1972

     The following amendments to the original By-Laws of Clear Air, Inc.

adopted May 6, 1970 were adopted by a majority vote of the Directors of the

Corporation as provided by Utah Code Annotated, 16-10-25, on the date indicated on the last page of these amendments as follows:

ARTICLE II.  SHAREHOLDERS.

     Section 2.01.  Annual Meetings.  The date, time and place of the annual meeting of the corporation may be changed by a majority vote of the

Board of Directors as long as an annual meeting of shareholders is held each year.

ARTICLE III.  BOARD OF DIRECTORS.

     Section 3.02.  Number, Tenure and Qualifications.  The number of

Directors of the corporation may be fixed and varied by amending these By-

Laws which, until amended, require that the number of Directors of this corporation shall be five.  Each Director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified in the event of resignation or inability to serve.

Directors need not be residents of the state of Utah or shareholders of the corporation.

ARTICLE IV.  OFFICERS.

     Section 4.09.  The Vice-President and Executive Vice-President.  The

corporation shall have a Vice-President, or if there be more than one,

Vice-Presidents, as selected by the Board of Directors and they shall perform the duties and exercise the powers of the President during periods of temporary absence or disability.  The Board of Directors of the corporation may also select an Executive Vice-President and such Executive

Vice-President shall have the same powers and duties as a Vice-President,

but shall have the title of Executive Vice-President rather than that of

Vice-President.


ARTICLE VII.  CAPITAL STOCK.

     Section 7.05.  Transfer Agent and Registrars.  The Board of Directors

may appoint one or more transfer agents and, at their election, may appoint one or more registrars if they deem it advisable and necessary to have a registrar, with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and, if selected,

registrars.  No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if on such date the corporation had a registrar for such stock.

     The foregoing amendments shall constitute replacement amendments for the Section so amended so that the Section appearing in this set of amendments shall be the Section controlling the activities of the corporation and its officers and Directors rather than the Section which heretofore appeared in the initial By-Laws of the corporation and any intervening amendment prior to the date of these amendments of the By-Laws.

     The above amendments were adopted by the Board of Directors on the 4th day of August, 1972.

                                   /s/ Ralph W. Taylor

                                   /s/ Grant L. Anderson

                                   /s/ William W. Hish